This document consists of 78 pages, of which this page is number 1.   The
Index to Exhibits is on page 10.

       As filed with the Securities and Exchange Commission on October 23, 1995.
                                                   Registration No. 33-_________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                                   LASERSCOPE
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                              77-0049527
   (State of Incorporation)          (I.R.S. Employer Identification No.)


                               3052 Orchard Drive
                         San Jose, California 95134-2011
                    (Address of principal executive offices)
                              _____________________

                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)
                              _____________________

                               Robert V. McCormick
                      President and Chief Executive Officer
                                   LASERSCOPE
                               3052 Orchard Drive
                         San Jose, California 95134-2011
                                 (408) 943-0636
            (Name, address and telephone number of agent for service)
                              _____________________

                                   Copies to:
                              ELIAS J. BLAWIE, ESQ.
                             DAVID M. JARGIELLO, ESQ.
                                Venture Law Group
                               2800 Sand Hill Road
                           Menlo Park, California   94025
                                   (415) 854-4488

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      Proposed       Proposed
     Title of           Maximum        Maximum        Maximum
    Securities          Amount         Offering      Aggregate      Amount of
      to be              to be        Price Per      Offering     Registration
    Registered        Registered        Share          Price           Fee
----------------   ---------------   ------------   -----------  --------------
 Common Stock,
 no par value      250,000 shares    $3.625(1)      $906,250.00     $312.50

(1)Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the total registration fee. Computation based on the average of the high and low prices of the Common Stock as reported in the NASDAQ National Market
   System on October 19, 1995 because the price at which the options to be granted in the future may be exercised is not currently determinable.


PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3    INFORMATION INCORPORATED BY REFERENCE
     The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

     ITEM 3 (a)
          The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     ITEM 3 (b)
          The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, filed pursuant to Section 13 of the Exchange Act.

     ITEM 3 (c)
          Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on November 15, 1991 pursuant to Section 12 of the Exchange Act.
     Also items 1 and 2 of the Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 27, 1989, incorporating by reference Items 1 and 2 of the original Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 23, 1989.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4    DESCRIPTION OF SECURITIES
          Not Applicable.

ITEM 5    INTERESTS OF NAMED EXPERTS AND COUNSEL
          Not Applicable.

ITEM 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under California law, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty). Article VI of the Bylaws of the Registrant further provides for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 7    EXEMPTION FROM REGISTRATION CLAIMED
     Not Applicable.

ITEM 8    EXHIBITS

                Exhibit
                Number                Document
                --------              ---------
                 4.0       Articles of Incorporation of
                           Registrant, as amended to
                           date.
                 4.1       Bylaws of Registrant, as
                           amended to date.
                 4.2       1994 Stock Option Plan and
                           Form of Option Agreement for
                           Use with Plan.
                 5.1       Opinion of Counsel as to
                           legality of securities being
                           registered.
                 23.1      Consent of Counsel (contained
                           in Exhibit 5.1 hereto).
                 23.2      Consent of Independent
                           Auditors (see page 8).
                 24.1      Power of Attorney (see
                           page 6).

ITEM 9    UNDERTAKINGS
     A.   The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Laserscope, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 23, 1995.
                                   LASERSCOPE


                                   By:/s/Thomas Boyd
                                      ------------------------------------------
                                      Thomas Boyd, Senior Vice President
                                      of Operations and Finance

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert V. McCormick and Thomas Boyd jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securitites Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacitites and on the dates indicated.

    Signature                          Title                       Date
    ---------                          -----                       ----

 /s/Benjamin L. Holmes       Chairman of the Board of         October 23, 1995
-----------------------      Directors
 (Benjamin L. Holmes)


 /s/Robert V. McCormick      President, Chief Executive       October 23, 1995
------------------------     Officer and Director
 (Robert V. McCormick)


 /s/Thomas Boyd              Senior Vice President of         October 23, 1995
------------------------     Operations and Finance
 (Thomas Boyd)


 /s/E. Walter Lange          Director                         October 23, 1995
------------------------
 (E. Walter Lange)


 /s/Rodney Perkins, M.D.     Director                         October 23, 1995
------------------------
 (Rodney Perkins, M. D.)


 /s/Robert J. Pressley       Director                         October 23, 1995
------------------------
 (Robert J. Pressley)

                                                               EXHIBIT 23.2


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan of Laserscope of our report dated January 25, 1995, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                      ERNST & YOUNG LLP

San Jose, California
October 19, 1995

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    EXHIBITS

--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                                   LASERSCOPE

                                October 23, 1995


                               INDEX TO EXHIBITS


 Exhibit                                                                Page
 Number                                                                  No.
----------                                                            ----------

    4.0        Articles of Incorporation of Registrant, as amended
               to date.                                                   11
                                                                      ----------

    4.1        Bylaws of Registrant, as amended to date.                  15
                                                                      ----------

    4.2        1994 Stock Option Plan and Form of Option Agreement
               for Use with Plan.                                         46
                                                                      ----------

    5.1        Opinion of Counsel as to legality of securities
               being registered.                                          78
                                                                      ----------

   23.1        Consent of Counsel (contained in Exhibit 5.1 hereto).
                                                                      ----------

   23.2        Consent of Independent Auditors (see page 8).
                                                                      ----------

   24.1        Power of Attorney (see page 6).
                                                                      ----------
